                                   EXHIBIT 99-99.1





                               PRIMA ENERGY CORPORATION

                         PRESS RELEASE DATED JANUARY 22, 1999

January 22, 1999
Denver, Colorado


                                FOR IMMEDIATE RELEASE

           PRIMA ENERGY CORPORATION REPORTS SALE OF OIL AND GAS PROPERTIES
                                  AND RELATED ASSETS

Prima Energy Corporation ("Prima"), a Denver based independent oil and gas company, today announced it had closed on the sale of certain of its oil and gas
properties and related assets for $26 million.   Prima sold all of its interest
in 16,253 gross acres and 134 producing wells and related equipment in the Bonny Field located in Yuma County, Colorado. Prima also sold its 15.5% interest in the Bonny Gathering Company joint venture, which owned the pipeline, gathering, compression and dehydration facilities in the Bonny Field. Prima served as its managing venturer and operator.

During mid 1998, Prima and its partners successfully completed a significant renovation of the Bonny Gathering facilities. This renovation was undertaken to increase deliverability, reduce line pressure and facilitate future field development. During 1998, Prima and its partners drilled 21 new wells in the Bonny Field with 19 completed as producers and two abandoned as dry holes. The natural gas production from the Bonny Field is sold pursuant to a gas contract that provides for a $5.90 per MMBtu price. The reserves attributable to the Bonny Field represented approximately 12% of the Company's discounted cash flow from proved reserves at December 31, 1997, the latest published reserves. Prima reported the production from the Bonny Field wells represented approximately 11% of Prima's oil and gas production revenue and 12% of net oil & gas revenue after operating expenses for the nine months ended September 30, 1998.

The sales proceeds of $26 million, after paying off the Bonny Gathering Company loan and certain closing adjustments, have been placed in a like-kind exchange escrow account with Norwest Bank Colorado, N.A. as escrow agent. The Company intends to identify and close on certain qualifying properties pursuant to the like-kind exchange provisions of Section 1031 of the Internal Revenue Code. Pursuant to these tax provisions, Prima must identify the qualifying properties within 45 days and close within 180 days of the closing of the Bonny Field transaction.


                                        (over)

There is no assurance that the Company will be able to either identify and/or close on properties within these time limits. To the extent the Company is unable to identify and close on qualifying properties, the unexpended funds will be disbursed from the escrow account to Prima.

Richard H. Lewis, President of Prima stated, "We believe now is an opportune time to monetize the value of our Bonny Field assets. We intend to redeploy the capital from this transaction into selective opportunities that may be available due to a distressed industry environment resulting from historically low oil and gas prices. The funds available from this transaction and Prima's debt-free status provide us with the potential opportunity to acquire significant qualifying properties in a tax-free exchange."

THIS PRESS RELEASE MAY CONTAIN PROJECTIONS OR FORWARD-LOOKING STATEMENTS AND IS MADE PURSUANT TO THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ANY SUCH STATEMENTS OR PROJECTIONS REFLECT THE COMPANY'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. NO ASSURANCES CAN BE GIVEN, HOWEVER, THAT THESE EVENTS WILL OCCUR OR THAT SUCH PROJECTIONS WILL BE ACHIEVED AND ACTUAL RESULTS COULD DIFFER MATERIALLY FROM
THOSE PROJECTED.   PRIMA DOES NOT UNDERTAKE TO UPDATE, REVISE OR CORRECT ANY OF
THE FORWARD-LOOKING INFORMATION. A DISCUSSION OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IS INCLUDED IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

NASDAQ Symbol:      PENG

Contacts:           Richard H. Lewis, President
                    Michael J. McGuire, Executive Vice President, Exploration
                    Michael R. Kennedy, Executive Vice President, Corporate
                    Development
                    Sandra J. Irlando, Vice President, Accounting

Telephone Number:   (303) 297-2100